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                                                                    EXHIBIT 3.46

                           ARTICLES OF INCORPORATION

                                       OF

                                WCI REALTY, INC.

     The undersigned, for purposes of forming a corporation under the Florida Business Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                ARTICLE I.  NAME

     The name of the corporation shall be WCI Realty, Inc.

                              ARTICLE II.  ADDRESS

     The mailing address of the corporation shall be 801 Laurel Oak Drive, Suite 500, Naples, Florida 38104.

                          ARTICLE III.  CAPITAL SHARES

     The corporation shall be authorized to issue up to five thousand (5,000) common shares having a par value of one dollar ($1.00) per share.

                    ARTICLE IV.  REGISTERED OFFICE AND AGENT

     The street address of the corporation's initial registered office shall be 801 Laurel Oak Drive, Suite 500, Naples, Florida 34108, and the name of its initial registered agent is Vivien N. Hastings.

                            ARTICLE V.  INCORPORATOR

     The name and address of the incorporator is:

                    Vivien N. Hastings
                    801 Laurel Oak Drive, Suite 500
                    Naples, Florida 34108


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     IN WITNESS WHEREOF, THE UNDERSIGNED, as incorporator, hereby executes these
Articles of Incorporation on this 10th day of October, 1996.


                                                /s/ VIVIEN N. HASTINGS
                                                --------------------------------
                                                Vivien N. Hastings Incorporator

I hereby accept the appointment as registered agent. I am familiar with, and accept the obligations of Section 607.0505, Florida Statutes.

                                                /s/ VIVIEN N. HASTINGS
                                                --------------------------------
                                                Vivien N. Hastings
                                                Registered Agent

STATE OF FLORIDA

COUNTY OF COLLIER

     Before me, the undersigned authority, personally appeared Vivien N. Hastings, who's to me well known to be the person described in and who signed the above Articles of Incorporation, and she did freely and voluntarily acknowledge before me according to the law that she made and subscribed the same for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and my official seal at Naples, Florida in said County and State this 10th day of October, 1996

                                                /s/ CARIN A. MELBY
                                                ------------------
                                                Notary Public
                                                            [SEAL]


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